EXHIBIT 10.01

FIRST AMENDMENT TO LETTER OF CREDIT AGREEMENT	WELLS FARGO RETAIL FINANCE II, LLC

January 28, 2010

THIS FIRST AMENDMENT TO LETTER OF CREDIT AGREEMENT (this “First Amendment”) is made in consideration of the mutual covenants contained herein and benefits to be derived herefrom to the Letter of Credit Agreement dated June 26, 2009 (as amended and in effect, the “L/C Agreement”) between dELiA*s, Inc., a Delaware corporation with its principal executive offices at 50 West 23rd Street, New York, New York 10010, for itself and as agent (in such capacity, the “Lead Applicant”) for the other Applicants party thereto (individually, an “Applicant” and, collectively with the Lead Applicant, the “Applicants”), and the Applicants, on the one hand, and Wells Fargo Retail Finance II, LLC, a Delaware limited liability company with offices at One Boston Place - 19th Floor, Boston, Massachusetts 02108 (the “Lender”), on the other hand.

Background:

The Applicants and the Lender desire to amend and modify certain terms and provisions of the L/C Agreement.

NOW THEREFORE, in consideration of the mutual promises and agreements herein contained, the parties hereto hereby agree that subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, the L/C Agreement is hereby amended as follows:

1.	Incorporation of Terms and Conditions of L/C Agreement. All of the terms and conditions of the L/C Agreement (including, without limitation, all definitions set forth therein) are specifically incorporated herein by reference. All capitalized terms not otherwise defined herein shall have the same meaning as in the L/C Agreement.

2.	Representations and Warranties. Each of the Applicants hereby represents and warrants that (i) there is no Default or Event of Default under the L/C Agreement or under any other Loan Document, and (ii) except with respect to those representations and warranties which relate solely to an earlier date, all representations and warranties contained in the L/C Agreement and the other Loan Documents are true and correct in all material respects as of the date hereof.

3.	Conditions Precedent. It shall be a condition to the effectiveness of this First Amendment that the following shall be satisfied to the satisfaction of the Lender:

a.	The Lender shall have received counterparts of this First Amendment duly executed by each of the parties hereto;

b.

All action on the part of the Applicants necessary for the valid execution, delivery and performance by the Applicants of this First Amendment and all other documentation, instruments, and agreements to be executed in connection herewith shall have been duly and effectively taken and evidence thereof satisfactory to the Lender shall have been provided to the Lender;

c.	After giving effect to this First Amendment, the representations and warranties in the L/C Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date hereof as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date);

d.	After giving effect to this First Amendment, no Default or Event of Default shall have occurred and be continuing on the date hereof, nor shall result from the consummation of the transaction contemplated herein;

e.	The Applicants shall have paid all fees due to the Lender as of the date hereof. The Applicants shall have paid to the Lender all costs and expenses of the Lender, including, without limitation, reasonable attorneys’ fees, in connection with the preparation, negotiation, execution and delivery of this First Amendment; and

f.	The Lender shall have received such other documents and instruments as reasonably requested by the Lender.

4.	Amendments to Article 1 of the L/C Agreement. Article 1 of the L/C Agreement is hereby amended as follows:

a.	The definition of “Availability” contained in Article 1 of the L/C Agreement is hereby amended by deleting clause (i)(B) in its entirety and by substituting the following in its stead:

“(B) The available balance in the Cash Collateral Account, less five (5%) percent.”

b.	The definition of “Credit Limit” contained in Article 1 of the L/C Agreement is hereby deleted in its entirety, and the following is inserted in its place:

“Credit Limit”: $10,000,000.

5.	Amendments to Article 2 of the L/C Agreement. Article 2 of the L/C Agreement is hereby amended as follows:

a.	Section 2.8(a) of the L/C Agreement is hereby amended by deleting the first sentence thereof in its entirety and by substituting the following in its stead:

“Each L/C shall be issued or amended, as the case may be, upon the request of the Lead Applicant delivered to the Issuer (provided that the Lead Applicant shall provide a notice of its intent to request an L/C to the Lender not less than five (5) days prior to making such request) in the form of an L/C application, appropriately completed and signed by a responsible officer of the Lead Applicant.”

b.	Section 2.8(a) of the L/C Agreement is hereby amended by adding the following sentence at the end thereof:

“Without limiting the foregoing, upon making any request for the issuance of an L/C, the Applicants shall, concurrently with making such request, deposit 105% of the Stated Amount of such L/C in the Cash Collateral Account.”

c.	Section 2.8(c) of the L/C Agreement is hereby amended by deleting clause (iv) thereof in its entirety and by substituting the following in its stead:

“(iv) The Cash Collateral Account is funded in an amount equal to no less than 105% of the Stated Amount of all outstanding and requested L/Cs.”

6.	Amendment to Article 4 of the L/C Agreement. Section 4.7 of the L/C Agreement is hereby deleted in its entirety, and the following is inserted in its place:

“4.7 Cash Collateral Account. At all times, the Cash Collateral Account shall contain funds in an amount equal to no less than 105% of the Stated Amount of all L/Cs outstanding at such time, provided, however, following an L/C Disbursement and the Lender’s associated withdrawal, if any, of funds from the Cash Collateral Account pursuant to Section 2.5(a) or Section 6.2, the Applicants shall within one Business Day cause sufficient amounts to be deposited in the Cash Collateral Account such that the amount on deposit is not less than 105% of the Stated Amount of all L/Cs outstanding following such L/C Disbursement.”

7.	No Further Modification. Except as expressly modified in the manner set forth above, the L/C Agreement and the other Loan Documents shall remain unmodified and in full force and effect.

8.	No Claims; Waiver. Each of the Applicants acknowledges, confirms and agrees that, as of the date hereof, such Applicant has no knowledge of any offsets, defenses, claims or counterclaims against the Lender with respect to, under or relating to the L/Cs, the Loan Documents, or the transactions contemplated therein, and, to the extent that such Applicant has or has ever had any such offsets, defenses, claims or counterclaims arising on or before the date hereof, such Applicant hereby specifically WAIVES and RELEASES any and all rights to such offsets, defenses, claims or counterclaims.

9.	Binding Agreement. The terms and provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their heirs, representatives, successors and assigns.

10.	Multiple Counterparts. This First Amendment may be executed in multiple counterparts, each of which shall constitute an original and together which shall constitute but one and the same instrument.

11.	Governing Law; Sealed Instrument. This First Amendment shall be construed, governed, and enforced pursuant to the law of The Commonwealth of Massachusetts, and shall take effect as a sealed instrument.

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IN WITNESS WHEREOF, this First Amendment has been duly executed and delivered by each of the parties hereto as of the date first above written.

dELiA*s, INC.
(“Lead Applicant”)

By:	/s/ David J. Dick
Name:	David J. Dick
Title:	Chief Financial Officer and Treasurer

dELiA*s , INC.
ALLOY MERCHANDISE, LLC dELiA*s OPERATING COMPANY dELiA*s RETAIL COMPANY
(“Applicants”):

By:	/s/ David J. Dick
Name:	David J. Dick
Title:	Chief Financial Officer and Treasurer

WELLS FARGO RETAIL FINANCE II, LLC
(“Lender”):

By:	/s/ Michele L. Ayou
Name:	Michele L. Ayou
Title:	Vice President